UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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SILK ROAD MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)
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SILK ROAD MEDICAL, INC.
1213 INNSBRUCK DRIVE
SUNNYVALE, CALIFORNIA 94089
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 2:30 p.m. Pacific Time on Wednesday, July 8, 2020
Dear Stockholders of Silk Road Medical, Inc.:
We cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Silk Road Medical, Inc., a Delaware corporation, which will be held on Wednesday, July 8, 2020 at 2:30 p.m. Pacific Time, in person at 1213 Innsbruck Drive, Sunnyvale, California 94089, for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect two Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
3.To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on May 12, 2020 as the record date for the Annual Meeting. Only stockholders of record on May 12, 2020 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about May 28, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your Notice or proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.
We appreciate your continued support of Silk Road Medical.

By Order of the Board of Directors,

/s/ Erica J. Rogers
Erica J. Rogers President and Chief Executive Officer Sunnyvale, California May 28, 2020

-i-

SILK ROAD MEDICAL, INC.
PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 2:30 p.m. Pacific Time on Wednesday, July 8, 2020
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders of Silk Road Medical, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, July 8, 2020 at 2:30 p.m. Pacific Time, at 1213 Innsbruck Drive, Sunnyvale, California 94089. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 28, 2020 to all stockholders entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What is a proxy statement and what is a proxy?
A proxy statement is a document that the rules and regulations of the United States, including the Securities and Exchange Commission (“SEC”), require us to give to you when it asks you to give a proxy designating individuals to vote on your behalf. A proxy is your legal designation to another person to vote shares that you own. That other person is called a proxy. If you delegate someone as your proxy in a written document, that document is also called a proxy or proxy card.
Why am I receiving these proxy materials?
You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the May 12, 2020 record date. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found on the Notice, along with instructions regarding procedures designed to ensure the authenticity and correctness of your proxy vote.
 In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. In connection with our upcoming Annual Meeting, if you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will report on our performance and respond to questions from stockholders.

What matters am I voting on?
You will be voting on:
•the election of two Class I directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
•a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and
•any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•“FOR” the election of Erica J. Rogers and Jack W. Lasersohn as Class I directors; and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.
Who is entitled to vote?
Holders of our common stock as of the close of business on May 12, 2020, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 33,424,662 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
What is the quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 7, 2020 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•by completing and mailing your proxy card (if you received printed proxy materials); or
•by written ballot at the Annual Meeting.
Even if you plan to attend the Annual Meeting in person, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet or by telephone;
•completing and mailing a later-dated proxy card;
•notifying the Secretary of Silk Road Medical, Inc., in writing, at 1213 Innsbruck Drive, Sunnyvale, California 94089; or
•completing a written ballot at the Annual Meeting.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?
Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 2:30 p.m. Pacific Time and the Annual Meeting will begin at 2:30 p.m. Pacific Time. Each stockholder should be prepared to present:
•valid government photo identification, such as a driver’s license or passport; and
•if you are a street name stockholder, proof of beneficial ownership as of May 12, 2020, the record date, such as your most recent account statement reflecting your stock ownership prior to May 12, 2020, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.
Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Please allow ample time for check-in. Parking is limited.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Donald J. Zurbay and Lucas W. Buchanan have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 28, 2020 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Silk Road Medical, Inc.
Attention: Investor Relations
1213 Innsbruck Drive
Sunnyvale, California 94089
Tel: (408) 720-9002
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than April 13, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Silk Road Medical, Inc.
Attention: Secretary
1213 Innsbruck Drive
Sunnyvale, California 94089
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than March 14, 2021; and
•not later than the close of business on April 13, 2021.
In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2021 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to our 2021 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2021 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. Seven of our directors are independent within the meaning of the listing standards of The NASDAQ Stock Market. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Amr Kronfol, one of our Class I directors, is not standing for re-election at the Annual Meeting.
The following table sets forth the names, ages as of February 28, 2020 and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Jack W. Lasersohn(1)(3)	I	66	Director	2007	2020	2023
Erica J. Rogers	I	56	President, Chief Executive Officer and Director	2012	2020	2023
Continuing Directors
Tony M. Chou, M.D.(2)	II	59	Director	2007	2021	—
Ruoxi Chen(2)	II	36	Director	2016	2021	—
Robert E. Mittendorff, M.D.(2)	II	43	Director	2017	2021	—
Elizabeth H. Weatherman(1)(3)	III	60	Director	2013	2022	—
Donald J. Zurbay(1)(3)	III	52	Director	2018	2022	—
_________________________
(1)Member of the audit committee.
(2)Member of the compensation committee.
(3)Member of the nominating and corporate governance committee.
Nominees for Director
Erica J. Rogers. Ms. Rogers has served as our President and Chief Executive Officer and a member of our board of directors since October 2012. Ms. Rogers previously served as Chief Operating Officer of Medicines360, a non-profit pharmaceutical company developing drugs and devices for women from June 2010 to October 2012. Ms. Rogers was an Executive Vice President at Nanosys, Inc. from December 2008 to March 2010. Prior to that, Ms. Rogers founded and was Chief Executive Officer of Allux Medical, and co-founded Visiogen, which was acquired by Abbott Medical Optics in 2009. She worked previously in neurovascular marketing at Target Therapeutics and peripheral vascular sales and sales training at Boston Scientific. Ms. Rogers received a B.S. in zoology from San Diego State University.
We believe Ms. Rogers’ management experience in the medical device industry, her experience in founding and building medical device companies and her extensive understanding of our business, operations, and strategy qualify her to serve on our board of directors.
Jack W. Lasersohn, J.D. Mr. Lasersohn has served as a member of our Board since April 2007. Since 1988, Mr. Lasersohn has been a general partner, or a principal of the general partner, of The Vertical Group, L.P., a private venture capital firm that is focused on the fields of medical technology and biotechnology. The Vertical Group was a co-founder of our company. Prior to joining The Vertical Group’s predecessor, F. Eberstadt, in 1981, Mr. Lasersohn was a corporate attorney with Cravath, Swaine & Moore LLP. Mr. Lasersohn served on the board of directors of Masimo Corporation, a publicly traded global medical technology company, from January 1995 to 2017 and served on the board of directors of OncoMed Pharmaceuticals, Inc., a publicly traded clinical development-stage biopharmaceutical company, from July 2005 to April 2019. He also serves on the boards of a number of private medical device and biotechnology companies. Mr. Lasersohn is the past Chairman of the Medical Industry Group of the National Venture Capital Association, or NVCA, and previously served on the Executive Committee of the board of directors of the NVCA. Mr. Lasersohn has also served, by appointment, on various committees advising the U.S. Food and Drug Administration and the Center for Medicare and Medicaid Services. He holds a B.S. in physics from Tufts University, an M.A. from The Fletcher School of Law and Diplomacy, and a J.D. from Yale Law School.
We believe Mr. Lasersohn is qualified to serve on our board of directors due to his extensive experience as a venture capital investor and as a member of the boards of directors of multiple public and private medical device and biotechnology companies.
Continuing Directors

Ruoxi Chen. Mr. Chen has served as a member of our board of directors since August 2016. Since August 2011 Mr. Chen has been a Principal at Warburg Pincus, where he focuses on healthcare investments. Mr. Chen previously worked as an Associate at The Carlyle Group from 2007 to 2009 and in investment banking at Citigroup Global Markets from 2005 to 2007. Mr. Chen currently serves on the board of directors of Polyplus Transfection SA and Vertice Pharma, LLC. Mr. Chen received a B.S. in economics and computer science from Duke University and an M.B.A. from Harvard Business School.
We believe Mr. Chen is qualified to serve on our board of directors due to his extensive experience as a private equity investor in healthcare and medical device companies.
Tony M. Chou, M.D. Dr. Chou has served as a member of our board of directors since March 2007. Dr. Chou has been a general partner at The Vertical Group, a healthcare-focused venture capital firm, since August 2006. After joining The Vertical Group, Dr. Chou co-founded our company in 2007 and served as Chief Executive Officer until November 2010. Prior to that, Dr. Chou had general management and business development responsibilities in the Abbott Vascular Division of Abbott Laboratories and last served as Division Vice President and General Manager of vascular closure, managing the FDA approval and global launch of the Perclose and Starclose products. Dr. Chou was previously the Director of the Adult Cardiac Catheterization Laboratory at the University of California, San Francisco, where he is currently Associate Professor of Medicine. Dr. Chou received a B.S. in physics and electrical engineering from Carnegie Mellon University and an M.D. from Case Western Reserve University.
We believe Dr. Chou is qualified to serve on our board of directors due to his role as a co-founder of our company, background as a practicing physician and professor of medicine, experience in the medical device industry and extensive knowledge of our business.
Robert E. Mittendorff, M.D. Dr. Mittendorff has served on our board of directors since July 2017. Dr. Mittendorff has been a partner at Norwest Venture Partners since February 2012. Dr. Mittendorff was previously the VP of Marketing and Business Development at Hansen Medical, Inc. Dr. Mittendorff currently serves on the board of directors of several private companies and is also a board certified emergency physician. Dr. Mittendorff received a B.S. in biomedical engineering from Johns Hopkins University, an M.D. from Harvard Medical School and an M.B.A. from Harvard Business School.
We believe Dr. Mittendorff is qualified to serve on our board of directors due to his background as a practicing physician, extensive experience as an investor and his role as a board member of several medical device companies.
Elizabeth H. Weatherman. Ms. Weatherman has served on our board of directors since April 2013. Ms. Weatherman has been a Special Limited Partner of Warburg Pincus since January 2016. Ms. Weatherman previously was a Managing Director of Warburg Pincus and a member of the firm’s Executive Management Group. Ms. Weatherman joined Warburg Pincus in 1988 and led the firm’s Healthcare Group from 2008 to 2015. Ms. Weatherman serves on the board of directors of Wright Medical Group, N.V., Vapotherm Inc., and Nevro Corp., all publicly traded medical device companies. She serves on the Advisory Council of the Stanford Graduate School of Business, and on the board of trustees of Mount Holyoke College and Saint Ann’s School in Brooklyn, NY. Ms. Weatherman received a B.A. from Mount Holyoke College and an M.B.A. from the Stanford Graduate School of Business.
We believe that Ms. Weatherman is qualified to serve on our board of directors due to her extensive experience as a private equity investor and a director of public companies in the medical device industry.
Donald J. Zurbay. Mr. Zurbay has served on our board of directors since March 2018. Mr. Zurbay has been Chief Financial Officer of Patterson Companies, Inc., a publicly traded global medical device company, since June 2018. From March 2004 to February 2017, Mr. Zurbay held various leadership positions at St. Jude Medical, Inc., where he most recently served as Vice President and Chief Financial Officer from August 2012 to January 2017. Mr. Zurbay previously worked at PricewaterhouseCoopers as an Assurance and Business Advisory Services Senior Manager. Prior to PricewaterhouseCoopers, he was a General Accounting Manager at The Valspar Corporation. Prior to The Valspar Corporation, Mr. Zurbay was an auditor at Deloitte & Touche. Mr. Zurbay is a member of the American Institute of Certified Accountants and the Minnesota Society of Certified Public Accountants. Mr. Zurbay received a B.S. in business with an emphasis in accounting from the University of Minnesota.
We believe that Mr. Zurbay is qualified to serve on our board of directors due to his current and prior experience at leading publicly traded healthcare companies, including as a Chief Financial Officer, and his financial experience and expertise.
Non-Continuing Directors
Mr. Kronfol is not standing for re-election at the Annual Meeting. Certain information regarding Mr. Kronfol is listed below.
Amr Kronfol. Mr. Kronfol has served on our board of directors since March 2019. Mr. Kronfol has been employed at Warburg Pincus since 2009, where he has been a Managing Director since 2018, focusing on investment activities in the healthcare, technology and consumer/retail industries. He previously worked at Merrill Lynch, where he was a Vice President in the fixed income division and at Tigris Consulting. Mr. Kronfol serves on the boards of a number of private medical and technology companies. Mr. Kronfol received an A.B. in computer science from Princeton University and an M.B.A. from The Wharton School at the University of Pennsylvania.
Director Independence
Our common stock is listed on The NASDAQ Global Select Market. Under the rules of The Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period of time after listing on The Nasdaq Stock Market. Under Nasdaq Listing Rule 5605(a)(2), a director will qualify as an “independent director” only if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has reviewed the independence of each director and determined that Mr. Chen, Dr. Chou, Messrs. Kronfol and Lasersohn, Dr. Mittendorff, Ms. Weatherman and Mr. Zurbay, representing seven of our eight directors, are independent directors under the rules of The Nasdaq Stock Market. Our board of directors will review the independence of each director at least annually. During these reviews, the board of directors will consider transactions and relationships between each director, and his or her immediate family and affiliates, and our company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with our company including its management.

In addition, the rules of The Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries. Members of the compensation committee must also satisfy additional independence requirements set forth in Nasdaq Listing Rule 5605(d)(2). In order to be considered independent for purposes of Nasdaq Listing Rule 5605(d)(2), a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and, if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.
We believe that a majority of our directors and the composition of our board of directors meets the requirements for independence under the current requirements of the SEC and The Nasdaq Stock Market. As required by The Nasdaq Stock Market, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. We intend to comply with future governance requirements to the extent they become applicable to us.
Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our company. Our board of directors does not have a formal policy on whether the roles of Chief Executive Officer and Chairperson of our board of directors should be separate. Our Chief Executive Officer, Erica J. Rogers, is responsible for setting the strategic direction and corporate vision of our company, the general management and operation of the business and the guidance and oversight of senior management. The role of Chairperson of the Board is not currently filled. Our board of directors elects our Chairperson and Chief Executive Officer, and each of these positions may be held by the same person or by different people. We believe that it is important that the board of directors retain flexibility to determine whether these roles should be separate or combined based upon the board’s assessment of our needs and our leadership at a given point in time.
We believe that independent and effective oversight of our business and affairs is maintained through the composition of our board of directors, the leadership of our independent directors and the committees and our governance structures and processes already in place. The board of directors consists of a majority of independent directors, and the committees of our board of directors are composed of a majority of independent directors.
Board Meetings and Committees
During our fiscal year ended December 31, 2019, our board of directors held seventeen meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he served.
We became a public company in April 2019 and did not have an annual meeting of our stockholders in 2019. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we strongly encourage our directors to attend.
Our board of directors has established a standing audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors has assessed the independence of the members of each of these standing committees as defined under the rules of The Nasdaq Stock Market and, in the case of the audit committee, the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or

Exchange Act. The composition and responsibilities of each of the committees of our board of directors are described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
Audit Committee
During the year ended December 31, 2019, Ms. Weatherman and Messrs. Chen and Zurbay served on our audit committee. Mr. Zurbay serves as the chairperson of the audit committee. Our board of directors has determined that Ms. Weatherman and Mr. Zurbay meet the independence and experience requirements applicable to audit committee members under the rules of The Nasdaq Stock Market and the SEC and that Mr. Zurbay is an “audit committee financial expert” as defined under applicable rules of the SEC. Our board of directors has assessed whether all members of the audit committee meet the composition requirements of The Nasdaq Stock Market, including the requirements regarding financial literacy and financial sophistication. Our board of directors found that Ms. Weatherman and Messrs. Chen and Zurbay have met the financial literacy and financial sophistication requirements under SEC and The Nasdaq Stock Market rules. During the year ended December 31, 2019, Mr. Chen was not considered to be an independent audit committee member within the meaning of applicable SEC and Nasdaq rules, but our board determined to keep him on the audit committee based on his qualifications and experience. As a result, Mr. Chen did not fall under the safe harbor provision of Rule 10A-3 of the Exchange Act and was not considered independent under such rule. As a new public company, we relied on the Nasdaq phase-in rules to have an audit committee comprised of members that were not fully independent for a one year period following our initial public offering. On March 27, 2020, Mr. Chen resigned from the audit committee and Mr. Lasersohn was appointed by the Board to serve on the audit committee. Our board of directors has determined that Ms. Weatherman and Mr. Zurbay meet the independence and experience, financial literacy and financial sophistication requirements under SEC and The Nasdaq Stock Market rules applicable to audit committee members. Following the appointment, the audit committee consists of Messrs. Zurbay (Chairperson) and Lasersohn and Ms. Weatherman. The audit committee’s primary responsibilities include:
▪Appointing, approving the compensation of, and assessing the qualifications and independence of our independent registered public accounting firm, which currently is PricewaterhouseCoopers LLP;
▪Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
▪Preparing the audit committee report required by SEC rules to be included in our annual proxy statements;
▪Monitoring our internal control over financial reporting, disclosure controls and procedures;
▪Reviewing our risk management status;
▪Establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
▪Meeting independently with our independent registered public accounting firm and management; and
▪Monitoring compliance with the code of business conduct and ethics for financial management.
All audit and non-audit services must be approved in advance by the audit committee. Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of The NASDAQ Stock Market. A copy of the charter of our audit committee is available on our website. During our fiscal year ended December 31, 2019, our audit committee held seven meetings.
Compensation Committee
During the year ended December 31, 2019, Dr. Mittendorff and Messrs. Chen and Lasersohn served on our compensation committee. Mr. Lasersohn served as the chair of the compensation committee. Dr. Mittendorff and Messrs Chen and Lasersohn meet the independence requirements of Nasdaq Rule 5605(d)(2). On March 27, 2020, Mr. Lasersohn resigned from the compensation committee and Dr. Chou was appointed by the Board to serve on the compensation committee and also appointed as the chairperson of the compensation committee. Following the appointment, the compensation committee consisted of Dr. Chou (Chair), Mr. Chen and Dr. Mittendorff.

The compensation committee’s responsibilities include:
▪Annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and our other executive officers;
▪Annually reviewing and making recommendations to our board of directors with respect to the compensation of our chief executive officer and determining the compensation for our other executive officers;
▪Reviewing and making recommendations to our board of directors with respect to director compensation; and
▪Overseeing and administering our equity incentive plans.
Our chief executive officer and our vice president of human resources make compensation recommendations for our other executive officers and initially propose the corporate and departmental performance objectives under our Executive Incentive Compensation Plan to the compensation committee. From time to time, our compensation committee may use outside compensation consultants to assist it in analyzing our compensation programs and in determining appropriate levels of compensation and benefits. For example, we have periodically engaged Compensia, Inc., to help develop our compensation philosophy, select of a group of peer companies to use for compensation benchmarking purposes and cash and equity compensation levels for our directors, executives and other employees based on current market practices. Our board of directors has adopted a written charter for the compensation committee, which is available on our website. During our fiscal year ended December 31, 2019, our compensation committee held eight meetings.
Nominating and Corporate Governance Committee
Ms. Weatherman and Messrs. Lasersohn and Zurbay serve on our nominating and corporate governance committee. Ms. Weatherman serves as the chair of the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include:
▪identifying individuals qualified to become members of our board of directors;
▪recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
▪reviewing and making recommendations to our board of directors with respect to management succession planning;
▪developing, updating and recommending to our board of directors’ corporate governance principles and policies; and
▪overseeing the evaluation of our board of directors and committees.
We expect our nominating and corporate governance committee to adopt a written charter that satisfies the applicable listing standards of The NASDAQ Stock Market. Once adopted, a copy of the charter of our nominating and corporate governance committee will be available on our website. Our nominating and corporate governance committee was recently formed on November 13, 2019 and during our fiscal year ended December 31, 2019, our nominating and corporate governance committee held no meetings.
Compensation Committee Interlocks and Insider Participation
During the last fiscal year, Dr. Mittendorff and Messrs. Chen and Lasersohn served as members of our compensation committee. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider candidates for director recommended by stockholders, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also nominate candidates for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at 1213 Innsbruck Drive, Sunnyvale, California 94089. To be timely for our 2021 annual meeting of stockholders, our Secretary must receive the nomination no earlier than March 14, 2021 and no later than April 13, 2021.
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors and mailing the correspondence to our Secretary at Silk Road Medical, Inc., 1213 Innsbruck Drive, Sunnyvale, California 94089. Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors.
Corporate Governance Guidelines and Code of Business Conduct
We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our board of directors have been reviewing the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and the rules of the SEC and The NASDAQ Stock Market.
Based on this review, our board of directors has taken steps to implement many of these provisions and rules. In particular, we have established charters for the audit committee and compensation committee, as well as a code of business conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct is posted on the Corporate Governance portion of our website. We will post amendments to our code of business conduct or waivers of our code of business conduct for directors and executive officers on the same website.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, political, regulatory, legal and compliance, and reputational risk. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as at such other times as they deem appropriate.
While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our audit committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities and evaluates the risks inherent in significant transactions.
Director Compensation
Prior to the completion of our initial public offering in April 2019, except for Mr. Zurbay, non-employee members of our board of directors did not receive any cash compensation for service on our board of directors or committees, including attending board and committee meetings. However, we did reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in attending board, committee and other company related meetings. In addition, from time to time we have granted stock options to some of our directors.

Our board of directors approved our Outside Director Compensation Policy in April 2019 to compensate each non-employee director for his or her service. Our board of directors will have the discretion to revise non-employee director compensation as it deems necessary or appropriate. Each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards, as described below:
Cash Compensation. All non-employee directors are entitled to receive the following cash compensation for their services:
▪$40,000 per year for services as a board member;
▪$46,000 per year additionally for service as chairperson of the board of directors;
▪$20,000 per year additionally for service as chairperson of the audit committee;
▪$8,000 per year additionally for service as an audit committee member;
▪$15,000 per year additionally for service as chairperson of the compensation committee;
▪$6,000 per year additionally for service as a compensation committee member;
▪$5,000 per year additionally for service as a nominating and corporate governance committee member; and
▪$9,000 per year additionally for service as chairperson of the nominating and corporate governance committee.
Each annual cash retainer and additional annual fee is paid quarterly in arrears on a prorated basis.
Each non-employee director may also elect to receive all or part of his or her cash retainer and additional fee payments in the form of stock options under our 2019 Equity Incentive Plan, or 2019 Plan. Elections to receive cash retainer and additional fee payments in the form of options with respect to services to be performed during the period commencing on the date of an annual meeting of our stockholders, or an Annual Meeting, and ending on the following year’s Annual Meeting must generally be made on or prior to December 31st of the year prior to the year in which such annual period commences, or such earlier deadline as established by our board of directors or compensation committee (an “annual election”). Each individual who first becomes a non-employee director is permitted to elect to convert cash retainer and additional fee payments payable in the same calendar year through the date of the following year’s Annual Meeting into options, provided that the election is made prior to the date the individual becomes a non-employee director (an “initial election”).
All options granted in lieu of cash retainer and additional fee payments will vest in quarterly installments that generally track when cash retainer or additional fee payments would have been paid, with the final vesting event occurring on the date of the next Annual Meeting following the date of grant. Options granted in connection with an annual election will generally be granted on the date of the next Annual Meeting following the calendar year in which the election is made. Options granted in connection with an initial election will generally be granted either on the fifth of the month following the month of the individual’s election or appointment to our board of directors or on the date of the next Annual Meeting that occurs in the same calendar year as the individual’s election or appointment to our board of directors.
Equity Compensation. Non-employee directors are entitled to receive all types of awards (except incentive stock options) under the 2019 Plan (or the applicable equity plan in place at the time of grant), including discretionary awards not covered under the Outside Director Compensation Policy. Nondiscretionary, automatic grants of stock options are made to our non-employee directors as follows:
▪Initial Option Grant. Each person who first becomes a non-employee director will be granted an award of stock options with a value of $175,000.
▪Annual Option Grant. Each non-employee director will be granted an award of stock options with a value of $100,000 on the date of each Annual Meeting, beginning with the 2020 Annual Meeting.
The “value” for the options described above means the grant date fair value calculated in accordance with the Black-Scholes option valuation methodology, or such other methodology our board of directors or compensation committee may determine. The term of each option described above will be ten years from the date of grant, subject to earlier termination as provided in the 2019 Plan. The exercise price per share of each option will equal the closing trading price of a share of our common stock on the date of grant.
Subject to the applicable provisions of the 2019 Plan as further described under the section titled “Employee Benefit and Stock Plans,” (i) each Initial Option Grant will be scheduled to vest as to one-third of the shares subject to such Initial Option Grant on each annual anniversary of the date the applicable non-employee’s service as a non-employee director commenced, subject to the non-employee director continuing to provide services to the Company through the applicable vesting date and (ii) each Annual Option Grant will be scheduled to vest on the earlier of (a) the annual anniversary of the date of grant of such Annual Option Grant, or (b) the day immediately prior to the Annual Meeting next following the date the Annual Option is granted, provided that for either (a) or (b), the non-employee director has remained in continuous service with the Company through the applicable vesting date. Additionally, pursuant to our Outside Director Compensation Policy, in the event of a change in control, each outstanding and unvested equity award, including each Initial Option Grant and Annual Option Grant, held by a non-employee director who remains in continuous service through the date of such change in control will accelerate and fully vest.
Pursuant to our Outside Director Compensation Policy, no non-employee director may be issued, in any fiscal year, cash compensation and equity awards with an aggregate value greater than $500,000, increased to $1,000,000 for the fiscal year an individual initially becomes a member of our board of directors. Any cash compensation paid or equity awards granted to an individual for his or her services as an employee, for his or her services as a consultant (other than as a non-employee director), will not count for purposes of this limitation.
Compensation for Fiscal Year 2019
The following table sets forth a summary of the compensation received by our non-employee directors during our fiscal year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)	Total ($)
Ruoxi Chen	$31,500	$102,903	$134,403
Tony M. Chou, M.D.	23,333	97,071	120,404
Amr Kronfol	23,333	97,071	120,404
Jack W. Lasersohn	32,756	103,312	136,068
Robert E. Mittendorff, M.D.	26,833	99,560	126,393
Elizabeth H. Weatherman	29,212	100,395	129,607
Donald J. Zurbay	51,168	80,411	131,579
_________________
(1)The amounts reported represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director for their service as a director during fiscal year 2019, including any annual retainer fees, committee and/or chairpersonship fees. Certain non-employee directors elected to receive their cash retainer and additional fee payments in the form of stock options. The fair value of stock option awards received in lieu of cash was $53,992 for Mr. Chen, $39,994 for Dr. Chou, $39,994 for Mr. Kronfol, $54,984 for Mr. Lasersohn, $45,983 for Dr. Mittendorff, and $47,985 for Ms. Weatherman.
(2)The amount reported represents the aggregate grant-date fair value of the stock options awarded, calculated in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant-date fair value of the options reported in this column are set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Common Stock Valuation and Stock-Based Compensation.”
(3)These amounts include the additional value of the option awards received by Mr. Chen ($22,492), Dr. Chou ($16,660), Mr. Kronfol ($16,660), Mr. Lasersohn ($22,900), Dr. Mittendorff ($19,149), and Ms. Weatherman ($19,985) in connection with their respective elections to receive their cash retainers and additional fees in the form of stock options.

Options outstanding as of December 31, 2019, held by our non-employee directors were as follows:

Name	Shares Subject to Outstanding Options
Ruoxi Chen	11,849
Tony M. Chou, M.D.	11,087
Amr Kronfol	11,087
Jack W. Lasersohn	11,903
Robert E. Mittendorff, M.D.	11,413
Elizabeth H. Weatherman	46,707
Donald J. Zurbay	184,147
Directors who are also our employees receive no additional compensation for their service as directors. During 2019, Erica J. Rogers, who is one of our directors, was also an employee of our company. See “Executive Compensation—Summary Compensation Table” for additional information about the compensation for Ms. Rogers.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of eight members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Mr. Kronfol is not standing for re-election at the Annual Meeting, but will continue to serve as a member of our board of directors until the expiration of his current term ending on the date of the Annual Meeting.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Ms. Rogers and Mr. Lasersohn as nominees for election as Class I directors at the Annual Meeting. If elected, each of Ms. Rogers and Mr. Lasersohn will serve as Class I directors until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Rogers and Mr. Lasersohn. We expect that each of Ms. Rogers and Mr. Lasersohn will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accountants, to audit our financial statements for our fiscal year ending December 31, 2020. During our fiscal year ended December 31, 2019, PwC served as our independent registered public accounting firm.
Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of PwC, our board of directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table represents aggregate fees billed to us for the years ended December 31, 2019 and 2018 by PricewaterhouseCoopers LLP. All fees below were approved by our Audit Committee.

Year Ending December 31,	2019	2018
Audit fees(1)	$1,774,000	$641,000
Audit related fees	—	—
Tax fees	—	—
All other fees	1,000	22,000
Total	$1,775,000	$663,000
_________________
(1)Audit fees consist of professional services rendered for the audits of our financial statements and reviews of quarterly financial statements. The audit fees incurred in 2019 also include fees of $857,000 related to services performed in connection with our initial public offering, which was completed in April 2019 and our follow-on offering, which was completed in August 2019, and review of documents filed with the SEC.
Auditor Independence
In our fiscal year ended December 31, 2019, there were no other professional services provided by PwC that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to PwC for our fiscal years ended December 31, 2019 and 2018 were pre-approved by our audit committee.

Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of The NASDAQ Stock Market and rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the company’s website. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee will review and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.
With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s financial statements. The company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and PwC;
•discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
•received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence.
Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the audit committee of the board of directors:
Donald J. Zurbay (Chairperson)
Jack Lasersohn
Elizabeth H. Weatherman
This report of the audit committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of February 28, 2020. Our executive officers are appointed by, and serve at the discretion of, our board of directors. Each of our executive officers serves at the discretion of our board of directors and holds office until his successor is duly elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Title
Erica J. Rogers	56	President, Chief Executive Officer and Director
Lucas W. Buchanan	42	Chief Financial Officer
Andrew S. Davis	51	Executive Vice President of Global Sales and Marketing
Richard M. Ruedy	53	Executive Vice President of Regulatory Affairs, Clinical Affairs and Quality Assurance
For a brief biography of Ms. Rogers, please see “Board of Directors and Corporate Governance — Continuing Directors.”
Lucas W. Buchanan. Mr. Buchanan has served as our Chief Financial Officer since July 2016 and since August 2009 has held multiple roles including Executive Vice President, Commercialization and Corporate Development and Vice President, Marketing and Business Development. From May 2013 to May 2014, Mr. Buchanan was a Senior Director of Strategy and Corporate Development at Impax Laboratories. From 2009 to 2011, Mr. Buchanan was part of our early team while employed at The Vertical Group, a venture capital firm and the founder of our company. He previously worked at Medtronic and at Ernst & Young Corporate Finance LLC. Mr. Buchanan received a B.A. in economics from Duke University and an M.B.A. in health care management from The Wharton School at the University of Pennsylvania.
Andrew S. Davis. Mr. Davis joined us in May 2015 as our Executive Vice President of Global Sales and Marketing. From September 2014 to May 2015, Mr. Davis was Vice President of Sales and Marketing for U.S. and Canada in the Advanced Wound Therapy Group of Acelity. Mr. Davis previously held various leadership positions at Medtronic from 1999 until September 2014, where he most recently served as U.S. Vice President of Sales for CoreValve catheter-based therapies and prior to that was U.S. Vice President of Sales for Endovascular. Prior to Medtronic, Mr. Davis worked in sales at Boston Scientific. Mr. Davis received a B.S. in political science from Florida State University.
Richard M. Ruedy. Mr. Ruedy joined us in 2011 and is the Executive Vice President of Clinical and Regulatory Affairs, and Quality Assurance. Mr. Ruedy was previously Vice President of Regulatory, Clinical and Quality for Nevro Corporation from 2009 to 2010. Prior to Nevro, Mr. Ruedy served as Vice President of Regulatory Clinical and Quality affairs of Cardica, Inc. from April 2007 to May 2009. Mr. Ruedy also previously served as Director of Regulatory Affairs at Abbott Vascular, co-founded Acta Vascular (acquired by Covidien) and previously held positions of increasing responsibility at Edwards Lifesciences, Medtronic, TriPath Imaging (acquired by Becton Dickinson), and Parallax Medical (acquired by Arthrocare). Mr. Ruedy received a B.A. in English and international relations from Bucknell University.
EXECUTIVE COMPENSATION
Processes and Procedures for Compensation Decisions
Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Our compensation committee reviews and approves corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives and determines and approves the compensation of our Chief Executive Officer based on such evaluation. Our compensation committee has the sole authority to determine our Chief Executive Officer’s compensation. In addition, our compensation committee, in consultation with our Chief Executive Officer, reviews and approves all compensation for other officers, including the directors. Our Chief Executive Officer and Chief Financial Officer also make compensation recommendations for our other executive officers and initially propose the corporate and departmental performance objectives under our Executive Incentive Compensation Plan to the compensation committee.
The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.
Fiscal 2019 Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our Chief Executive Officer and our two other most highly compensated executive officers in our fiscal year ended December 31, 2019. The individuals listed in the table below are our named executive officers for our fiscal year ended December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Erica J. Rogers	2019	$421,167	$64,500	$—	$2,734,154	$459,240	$—	$—	$3,679,061
President, Chief Executive Officer and Director	2018	390,000	234,000	—	—	—	—	—	624,000
Lucas W. Buchanan	2019	365,583	46,250	—	635,071	329,300	—	14,646	1,390,850
Chief Financial Officer	2018	350,000	210,000	—	—		—	—	560,000
Andrew S. Davis	2019	430,583	54,375	—	334,249	387,150	—	11,817	1,218,174
Executive Vice President, Global Sales and Marketing	2018	415,000	199,000	—	12,067	—	—	—	626,067
_________________
(1)Amounts for 2018 reflect a year-end discretionary bonus paid on February 15, 2019. Amounts for 2019 reflect a year-end discretionary bonus paid on February 28, 2020.
(2)The amounts reported represent the aggregate grant-date fair value of the stock options awarded to the named executive officers calculated in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant-date fair value of the options reported in this column are set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Common Stock Valuation and Stock-Based Compensation.”
(3)Non-Equity Incentive Plan Compensation amounts for 2019 for all named executive officers were paid on February 28, 2020, pursuant to our 2019 Bonus Plan, as described in the section below titled “Executive Compensation—Non-Equity Incentive Plan Compensation.”
Non-Equity Incentive Plan Compensation
We provide each of our named executive officers an opportunity to receive formula-based incentive payments. The payments are based on a target incentive amount for each named executive officer. In addition, based on exceptional performance of each of our named executive officers during 2019, our board of directors determined to provide each named executive officer an additional discretionary bonus that was in excess of the amount determined under our 2019 Bonus Plan.
Non-Equity Incentive Payments for 2019
For 2019, the target incentive amount and year-end payments for Erica J. Rogers, Lucas W. Buchanan and Andrew S. Davis under our 2019 Bonus Plan were as follows:

Named Executive Officer	Target Award ($)	Actual Award Amount Based on Corporate Performance ($)
Erica J. Rogers	$258,000	$459,240
Lucas W. Buchanan	185,000	329,300
Andrew S. Davis	217,500	387,150

The 2019 Bonus Plan provided for non-equity incentive compensation based upon our achievement of performance goals for 2019 at 178% of target. The actual target incentive payments were weighted 100% toward achievement of Company goals which included achieving revenue and clinical outcome targets.
Executive Officer Confirmatory Employment Letters
We have entered into confirmatory employment letters with each of our named executive officers. Each letter has no specific term and provides for at-will employment. Each letter also provides that for our 2019 fiscal year, the applicable employee will have the opportunity to earn a target annual cash bonus based on achieving performance objectives established by our board of directors or compensation committee equal to a percentage of the employee’s annual base salary, with such percentage being 60% for Ms. Rogers, 50% for Mr. Buchanan, and 50% for Mr. Davis, respectively. Each letter also provides for an annual base salary, with such salary being $430,000 for Ms. Rogers, $370,000 for Mr. Buchanan, and $435,000 for Mr. Davis.
Executive Officer Change in Control and Severance Agreements
We have entered into change of control and severance agreements with each of our named executive officers, which superseded all previous severance and change of control arrangements we had entered into with these employees. Each of these agreements has a term of three years. Under each of these agreements, if, within the period three months prior to and 12 months following a “change of control” (such period, the change in control period), we terminate the employment of the applicable employee without “cause” (excluding by reason of the employee’s death or “disability,”) or the employee resigns for “good reason” (as such terms are defined in the employee’s change of control and severance agreement) and the employee executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the employee’s termination, the employee is entitled to receive (i) a lump sum severance payment, less applicable withholdings, equal to the payment of employee’s base salary, as then in effect, of 18 months for Ms. Rogers, 12 months for Mr. Buchanan, and six months for Mr. Davis, respectively, plus, for Ms. Rogers and Mr. Davis, one additional month for each year the applicable employee has remained our employee through the termination date (with partial years of employment rounded up to a whole year), up to a limit of 24 months for Ms. Rogers and 12 months for Mr. Davis, respectively (such monthly period, the severance period) (ii) a lump sum payment, less applicable withholdings, equal to a percentage of the employee’s annual target bonus for the year in which the termination occurs, with such percentage being 100% for Ms. Rogers and Mr. Buchanan and 50% for Mr. Davis, respectively, plus, for Ms. Rogers and Mr. Davis, 8.33% for each full year the applicable employee has remained our employee through the termination date (with partial years of employment rounded up to a whole year), up to a limit of 200% for Ms. Rogers and 100% for Mr. Davis, respectively, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the employee and the employee’s dependents through the applicable employee’s severance period (with an additional limit of 18 months for Ms. Rogers), and (iv) accelerated vesting as to 100% of the employee’s outstanding unvested equity awards.
In addition, under each of these agreements, if, outside of the change in control period, we terminate the employment of the applicable employee without cause (excluding by reason of the employee’s death or disability), or the employee resigns for good reason, and the employee executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the employee’s termination, the employee is entitled to receive (i) a lump sum severance payment, less applicable withholdings, equal to the payment of, for Ms. Rogers and Mr. Buchanan, the employee’s base salary, as then in effect, for 12 months for Ms. Rogers, nine months for Mr. Buchanan, respectively, and for Mr. Davis, six months of Mr. Davis’ average total annualized cash compensation, as measured over the prior 12 month period preceding Mr. Davis’ termination of employment, including salary, commissions and bonuses, and (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the employee and the employee’s dependents for 12 months for Ms. Rogers, nine months for Mr. Buchanan, and six months for Mr. Davis, respectively.
Under each of these agreements, in the event any payment to the applicable employee pursuant to his or her change of control and severance agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the employee will receive such payment as would entitle the employee to receive the greatest after-

tax benefit, even if it means that we pay him or her a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding equity awards held by our named executive officers at December 31, 2019.

	Option Awards						Stock Awards
Name	Grant Date(1)	Vesting Commencement Date(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Erica J. Rogers	12/14/2012	10/23/2012	81,510	—	$1.38	12/14/2022	—	—
	12/14/2012	10/23/2012	82,512	—	$1.38	12/14/2022	—	—
	12/24/2014	12/24/2014	61,728	—	$1.46	12/24/2024	—	—
	12/3/2015	12/3/2015	143,290	—	$1.60	12/13/2025	—	—
	8/4/2016	8/4/2016	216,049	43,210	$1.60	8/4/2026	—	—
	9/30/2016	9/30/2016	330	—	$8.27	9/30/2026	—	—
	11/30/2017	8/1/2017	43,209	30,865	$6.11	11/30/2027	—	—
	11/30/2017	8/1/2017	213,888	152,778	$12.15	11/30/2027	—	—
	11/30/2017	8/1/2017	—	22,222	$12.15	11/30/2027	—	—
	4/3/2019	4/3/2019	50,493	252,469	$20.00	4/3/2029	—	—

Lucas W. Buchanan	12/24/2014	12/24/2014	7,408	—	$1.46	12/24/2024	—	—
	12/3/2015	12/3/2015	207,795	—	$1.60	12/3/2025	—	—
	8/4/2016	8/4/2016	41,666	8,334	$1.60	8/4/2026	—	—
	9/30/2016	9/30/2016	398	—	$8.27	9/30/2026	—	—
	11/30/2017	8/1/2017	42,630	35,899	$4.73	11/30/2027	—	—
	11/30/2017	8/1/2017	19,652	14,037	$12.15	11/30/2027	—	—
	11/30/2017	8/1/2017	—	25,847	$12.15	11/30/2027	—	—
	4/3/2019	4/3/2019	11,728	58,642	$20.00	4/3/2029	—	—

Andrew S. Davis	6/23/2015	5/5/2015	125,623	—	$1.46	6/23/2025	—	—
	12/3/2015	12/3/2015	45,780	—	$1.60	12/3/2025	—	—
	11/30/2017	8/1/2017	—	36,111	$4.73	11/30/2027	—	—
	11/30/2017	8/1/2017	49,150	35,109	$4.73	11/30/2027	—	—
	9/13/2018	8/1/2018	987	1,975	$6.11	9/13/2028	—	—
	4/3/2019	4/3/2019	6,172	30,865	$20.00	4/3/2029	—	—
________________
(1)Each of the outstanding stock options was granted pursuant to our 2007 Stock Plan or 2019 Equity Incentive Plan.
(2)Options generally vest over four years from the vesting commencement date in 48 equal monthly amounts, subject to continued service through each such vesting date, provided that the option grants to (x) Ms. Rogers on November 30, 2017 for 74,074 and 388,888 shares, respectively, (y) Mr. Buchanan on November 30, 2017, for 86,157 and 59,536 shares, respectively, and (z) Mr. Davis on November 30, 2017, for 120,370 shares will accelerate and fully vest if the applicable optionee experiences an involuntary termination under certain circumstances within the 12 month period following a change in control of the Company. The option grants to (i) Ms. Rogers on November 30, 2017, for 22,222 shares, (ii) Mr. Buchanan on November 30, 2017, for 25,847 shares and (iii) Mr. Davis on November 30, 2017, for 36,111 shares all vest upon the earlier of a change in control of the Company or the two year anniversary of the initial public offering of the Company’s common stock, provided that each such option will accelerate and fully vest upon the involuntary termination of the applicable optionee under certain circumstances. The option grant to Mr. Buchanan on December 3, 2015 for 226,995 shares vested 85,122 shares on the vesting commencement date and the remaining shares vested over thirty months from the vesting commencement date in equal monthly amounts. The option grants to Mr. Davis on June 23, 2015 and September 13, 2018 for 138,893 shares and 2,962 shares, respectively, vest over four years from the vesting commencement date, with 25% vested on the one year anniversary of the vesting commencement date, and with the remaining amount vesting monthly over the subsequent 36 months in equal amounts.
(3)This column represents the fair market value of our common stock on the date of grant, as determined by our board of directors.

Equity Compensation Plan Information
All of our equity compensation plans have been approved by our stockholders. The following table provides information as of December 31, 2019, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plan Approved by Stockholders (1)	4,310,790	$7.91	1,927,042
Equity Compensation Plan Not Approved by Stockholders	—	$—	—
Total	4,310,790		1,927,042
_________________
(1)Includes the following plans: 2007 Stock Option Plan, NeuroCo 2015 Equity Incentive Plan, 2019 Equity Incentive Plan (“2019 Plan”), and 2019 Employee Stock Purchase Plan (“2019 ESPP”). Our 2019 Plan provides that on January 1st of each fiscal year commencing in 2020 and ending on (and including) January 1, 2029, the number of shares authorized for issuance under the 2019 Plan is automatically increased by a number equal to the lesser of (i) 3,000,000 shares; (ii) 4.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year or; (iii) such other amount as our board of directors may determine. Our 2019 ESPP provides that on January 1st of each fiscal year commencing in 2020 and ending on (and including) January 1, 2039, the number of shares authorized for issuance under the 2019 ESPP is automatically increased by a number equal to the lesser of (i) 434,000 shares; (ii) 1.0% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or (iii) such other amount as our board of directors may determine.
(2)The weighted average exercise price relates solely to outstanding stock option shares.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the compensation committee has recommended to the board of directors that the section titled “Executive Compensation” be included in this proxy statement.
Respectfully submitted by the members of the compensation committee of the board of directors:
Tony Chou, M.D. (Chairperson)
Ruoxi Chen
Robert E. Mittendorff, M.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of February 28, 2020 for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 31,353,906 shares of our common stock outstanding as of February 28, 2020. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of February 28, 2020. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Silk Road Medical, Inc., 1213 Innsbruck Drive, Sunnyvale, California 94089. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
5% and Greater Stockholders:
Entities affiliated with Warburg Pincus & Co(1)	5,906,301	18.8%
Entities affiliated with Wells Fargo & Company(2)	2,309,767	7.4%
Entities affiliated with Janus(3)	1,928,928	6.2%
Executive Officers and Directors:
Erica J. Rogers(4)	1,117,890	3.5%
Lucas W. Buchanan(5)	435,024	1.4%
Andrew S. Davis(6)	238,338	*
Richard M. Ruedy(7)	198,994	*
Elizabeth H. Weatherman(8)	303,742	1.0%
Tony M. Chou, M.D.(9)	97,799	*
Ruoxi Chen(10)	2,204	*
Amr Kronfol(11)	1,632	*
Jack W. Lasersohn(12)	7,304	*
Robert E. Mittendorff, M.D.(13)	1,877	*
Donald J. Zurbay(14)	91,268	*
All executive officers and directors as a group (11 persons)(15)	2,496,072	7.8%
_________________
*      Represents ownership of less than 1%.

(1)Consists of (i) 183,090 shares of common stock beneficially owned by Warburg Pincus X Partners, L.P. (“WPXP”), and (ii) 5,723,211 shares of common stock beneficially owned by WP X Finance, L.P. (“WP X Finance”). WPX GP, L.P., a Delaware limited partnership (“WPX GP”), is the managing general partner of WP X Finance. Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”), is the general partner of WPX GP. Warburg Pincus X, L.P., a Delaware limited partnership (“WPX LP”), is the general partner of WPX and WPXP. Warburg Pincus X GP L.P., a Delaware limited partnership (“WP X GP LP”), is the general partner of WPX LP. WPP GP LLC, a Delaware limited liability company (“WPP GP”), is the general partner of WP X GP LP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP GP. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP Partners GP”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP Partners GP. The business address for each of these entities and individuals is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, New York 10017. Ruoxi Chen, a Principal at Warburg Pincus & Co., and Amr Kronfol, a Managing Director at Warburg Pincus & Co., are members of our board of directors, and both have no voting or dispositive power with respect to any of the above referenced shares and each disclaims beneficial ownership of such shares except to the extent of his or her respective pecuniary interest therein. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.
(2)Consists of 2,309,767 shares of common stock held by entities affiliated with Wells Fargo and Company, based on information provided by Wells Fargo and Company in Schedule 13G filed with the SEC on February 4, 2020. The business address for Wells Fargo and Company is 420 Montgomery Street, San Francisco, CA 94163.
(3)Consists of 1,928,928 shares of common stock held by entities affiliated with Janus Henderson Group PLC, based on information provided by Janus Henderson Group PLC in Schedule 13G filed with the SEC on February 14, 2020. The shares owned by Janus Henderson Capital Fund, Janus Henderson Global Life Sciences Fund and Buoybreeze (collectively, the “Funds”) may be deemed to be beneficially owned by Janus Capital Management LLC (“Janus”), an investment advisor registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Funds set forth above and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of trustees (or similar entity) of each Fund. Under the terms of its management contract with each Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitation. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206.
(4)Consists of (i) 97,546 shares of common stock held directly by Ms. Rogers, (ii) 83,843 shares of common stock held by Kevin J. Surace and Erica J. Rogers, as Trustees of The Surace/Rogers Family Trust, and (iii) 936,501 shares of common stock issuable pursuant to options held directly by Ms. Rogers exercisable within 60 days of February 28, 2020.
(5)Consists of (i) 89,410 shares of common stock held directly by Mr. Buchanan, (ii) 13,518 shares of common stock held by the Buchanan Grandchildren’s Irrevocable Trust, and (iii) 332,096 shares of common stock issuable pursuant to options held directly by Mr. Buchanan exercisable within 60 days of February 28, 2020.
(6)Consists of (i) 13,540 shares of common stock held directly by Mr. Davis, and (ii) 224,798 shares of common stock issuable pursuant to options held directly by Mr. Davis exercisable within 60 days of February 28, 2020.
(7)Consists of (i) 7,794 shares of common stock held directly by Mr. Ruedy, (ii) 70 shares of common stock held by Linda Ruedy, and (iii) 191,130 shares of common stock issuable pursuant to options held directly by Mr. Ruedy exercisable within 60 days of February 28, 2020.
(8)Consists of (i) 275,394 shares of common stock held directly by Ms. Weatherman, and (ii) 28,348 shares of common stock issuable pursuant to options held directly by Ms. Weatherman and exercisable within 60 days of February 28, 2020.
(9)Consists of (i) 96,197 shares of common stock held directly by Dr. Chou, and (ii) 1,632 shares of common stock issuable pursuant to options held directly by Dr. Chou exercisable within 60 days of February 28, 2020.
(10)Consists of 2,204 shares of common stock issuable pursuant to options held directly by Mr. Chen exercisable within 60 days of February 28, 2020.
(11)Consists of 1,632 shares of common stock issuable pursuant to options held directly by Mr. Kronfol exercisable within 60 days of February 28, 2020.
(12)Consists of (i) 5,060 shares of common stock held directly by Mr. Lasersohn, and (ii) 2,244 shares of common stock issuable pursuant to options held directly by Mr. Lasersohn exercisable within 60 days of February 28, 2020.
(13)Consists of 1,877 shares of common stock issuable pursuant to options held directly by Dr. Mittendorff exercisable within 60 days of February 28, 2020.
(14)Consists of 91,268 shares of common stock issuable pursuant to options held directly by Mr. Zurbay exercisable within 60 days of February 28, 2020.
(15)Consists of (i) 682,342 shares of common stock and common stock purchase warrants held by our current directors and officers and entities affiliated with certain of our current directors and officers, and (ii) 1,813,730 shares of common stock issuable pursuant to stock options held by such directors and officers and exercisable within 60 days of February 28, 2020.

RELATED PERSON TRANSACTIONS
There were no transactions or similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.
Change of Control and Severance Agreements
We have entered into change of control and severance agreements with our named executive officers. See “Executive Compensation— Executive Officer Change in Control and Severance Agreements.”
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Policies and Procedures for Related Party Transactions
Our board of directors has approved a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. We did not have a formal review and approval policy for related party transactions at the time of any of the transactions described above. However, all of the transactions described above were entered into after presentation, consideration and approval by our board of directors.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2019, all of our officers, directors and greater than 10% beneficial owners have complied with Section 16(a) filing requirements on a timely basis.
Fiscal Year 2019 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2019 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at www.silkroadmed.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Silk Road Medical, Inc., Attention: Investor Relations, 1213 Innsbruck Drive, Sunnyvale, California 94089.
*          *          *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

By Order of the Board of Directors,

/s/ Erica J. Rogers
Erica J. Rogers President and Chief Executive Officer Sunnyvale, California May 28, 2020

SILK ROAD MEDICAL, INC.
1213 INNSBRUCK DR.
SUNNYVALE, CA 94089

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 7, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 7, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D18398-Z77602

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SILK ROAD MEDICAL, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:

	For	Against	Abstain
1a. Erica J. Rogers	▢	▢	▢
1b. Jack W. Lasersohn	▢	▢	▢

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D18399-Z77602

SILK ROAD MEDICAL, INC.
Proxy is being Solicited on behalf of the Board of Directors
Annual Meeting of Stockholders
July 8, 2020

The Stockholder(s) hereby appoint(s) Donald J. Zurbay and Lucas W. Buchanan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Silk Road Medical, Inc. that the stockholders is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:30 p.m. Pacific Time on July 8, 2020, at 1213 Innsbruck Drive, Sunnyvale, California 94089, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side